UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 8, 2014

Presidential Realty Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8594	13-1954619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1430 Broadway, Suite 503, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (914) 948-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Jekogian Agreements.  On January 8, 2014, Presidential Realty Corporation (the “Company”) and Mr. Nicholas W. Jekogian, Chairman and Chief Executive Officer of the Company, entered into an amendment to the employment agreement dated November 8, 2011 between the Company and Mr. Jekogian. The amendment provides for (i) the extension of the employment term from May 3, 2013 to December 31, 2015, (ii) continuation of Mr. Jekogian’s base salary through the balance of the term at the rate of $225,000 per annum (subject to the continued deferral of the payment of the base salary until a Capital Event), (iii) removal of the $200,000 cap on the amount of any annual bonus that might be awarded Mr. Jekogian, (iv) the issuance to Mr. Jekogian of a “Warrant” (as described below) to purchase 1,700,000 shares of the Company’s Class B Common Stock in exchange for the complete cancellation of $425,000 of the deferred compensation accrued under Mr. Jekogian’s employment agreement, (v) the issuance of a “Transaction Warrant” (as described below) to Mr. Jekogian upon the occurrence of a Capital Event, and (vi) an increase in severance benefits from three months to six months in the event of a termination of Mr. Jekogian’s employment following a change of control or a termination for “good reason” as defined in the employment agreement. The payment of any bonus and base salary will continue to be deferred until a “Capital Event” occurs, which is defined as the receipt by the Company of at least $20,000,000 in cash or property from capital-raising activities.

The Transaction Warrant is a warrant to purchase shares of the Company’s Class B Common Stock to be issued to Mr. Jekogian upon the closing of each acquisition transaction by the Company of cash or property (including capital commitments for the purchase of assets). A copy of the form of Transaction Warrant is annexed as an Exhibit to the amendment to Mr. Jekogian’s employment agreement. Each Transaction Warrant, when issued, will entitle Mr. Jekogian to purchase the number of shares of Class B Common Stock determined by multiplying the total value of the transaction for which the Transaction Warrant is being issued times 4.75% and dividing the amount thereby obtained by the “Transaction Price”. The exercise price of the Transaction Warrant will be the Transaction Price. The Transaction Price is the price at which owners of assets or third party investors providing capital or capital commitments have the right to acquire or are issued shares of Class B Common Stock (a) in exchange for interests in real estate assets or (b) in exchange for interests or investments in operating partnerships or other vehicles in which the Company has an interest and which own or are acquiring real estate assets or (c) in exchange for providing capital and/or capital commitments. Each Transaction Warrant will become exercisable six months after issuance. The Transaction Warrant will not be exercisable for any shares that would be deemed “Excess Shares” as that term is defined in the Company’s certificate of incorporation. Mr. Jekogian agreed not to exercise or attempt to exercise any Transaction Warrant for a number of shares which, when taken together with his other ownership of the Company’s securities, would result in the issuance of any Excess Shares. The Transaction Warrant contains a cashless exercise feature. The Transaction Warrant also contains registration rights which permit Mr. Jekogian to demand one resale registration statement on Form S-3 at any time six months following the completion of a registered offering by the Company and unlimited piggyback registration rights, subject to customary cutbacks.

As provided in the amendment to Mr. Jekogian’s employment agreement, on January 8, 2014 the Company issued to Mr. Jekogian a Warrant to purchase 1,700,000 shares of the Company’s Class B Common Stock in exchange for the complete cancellation of $425,000 of the deferred compensation accrued under Mr. Jekogian’s employment agreement. The Warrant becomes exerciseable only upon the expiration of six (6) months from the date of the Company’s consumation of a Capital Event and will expire five and one half years following the date it first becomes exercisable. The Warrant will also terminate if Mr. Jekogian terminates his employment and/or resigns as a director of the Company without “Good Reason” or without the consent of the Company prior to the date the Warrant becomes exercisable. The Company’s certificate of incorporation contains limitations on the ownership of shares of the Company’s common stock. Those restrictions limit, among other things, any person from owning more than 9.2% of the Company’s outstanding common stock as more particularly set forth in the Company’s certificate of incorporation. The Warrant is not exerciseable for any shares that would be deemed “Excess Shares” as that term is defined in the certificate of incorporation. Mr. Jekogian agreed not to exercise or attempt to exercise the Warrant for a number of shares which, when taken together with his other ownership of the Company’s securities, would result in the issuance of any Excess Shares. The Warrant contains a cashless exercise feature. The Warrant also contains registration rights which permit Mr. Jekogian to demand one resale registration statement on Form S-3 at any time six months following the completion of a registered offering by the Company and unlimited piggyback registration rights, subject to customary cutbacks.

The foregoing descriptions of the amendment to Mr. Jekogian’s employment agreement (including the Transaction Warrant) and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full texts thereof, copies of which are attached as Exhibits 4 and 10.1, respectively, and are incorporated herein by reference.

Ludwig Agreements.  On January 8, 2014, the Company and Mr. Alexander Ludwig, a Director, President, Chief Operating Office and Principal Financial Officer of the Company entered into an amendment to the employment agreement dated November 8, 2011 between the Company and Mr. Ludwig. The amendment provides for (i) the extension of the employment term from May 3, 2013 to December 31, 2015, (ii) continuation of Mr. Ludwig’s base salary through the balance of the term at the rate of $225,000 per annum, (iii) removal of the $200,000 cap on the amount of any annual bonus that might be awarded Mr. Ludwig, (iv) the issuance of a “Transaction Warrant” to Mr. Ludwig upon the occurrence of a Capital Event, and (v) an increase in severance benefits from three months to six months in the event of a termination of Mr. Ludwig’s employment following a change of control or a termination for “good reason” as defined in the employment agreement.

The Transaction Warrant is a warrant to purchase shares of the Company’s Class B Common Stock to be issued to Mr. Ludwig upon the closing of each acquisition transaction by the Company of cash or property (including capital commitments for the purchase of assets). A copy of the form of Transaction Warrant is annexed as an Exhibit to the amendment to Mr. Ludwig’s employment agreement. The Transaction Warrant, when issued, would entitle Mr. Ludwig to purchase the number of shares of Class B Common Stock determined by multiplying the total value of the transaction for which the Transaction Warrant is being issued times 4.75% and dividing the amount thereby obtained by the “Transaction Price”. The exercise price of the Transaction Warrant will be the Transaction Price. The “Transaction Price is the price per share at which owners of assets or third party investors providing capital or capital commitments have the right to acquire or are issued shares of Class B Common Stock (a) in exchange for their interests in real estate assets or in exchange for their interests or investments in operating partnerships or other vehicles in which the Company has an interest and which vehicles own or are acquiring real estate assets or (b) in exchange for providing capital and/or capital commitments. Each Transaction Warrant will become exercisable six months after issuance. The Transaction Warrant will not be exercisable for any shares that would be deemed “Excess Shares” as that term is defined in the Company’s certificate of incorporation. Mr. Ludwig agreed not to exercise or attempt to exercise the Transaction Warrant for a number of shares which, when taken together with his other ownership of the Company’s securities, would result in the issuance of any Excess Shares. The Transaction Warrant contains a cashless exercise feature. The Transaction Warrant also contains registration rights which permit Mr. Ludwig to demand one resale registration statement on Form S-3 at any time six months following the completion of a registered offering by the Company and unlimited piggyback registration rights, subject to customary cutbacks.

The foregoing description of the amendment to Mr. Ludwig’s employment agreement (including the form of Transaction Warrant) does not purport to be complete and is qualified in its entirety by reference to the full texts thereof, copies of which are attached as Exhibit 10.2, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4	Warrant issued January 8, 2014 to Nickolas W. Jekogian to purchase 1,700,000 shares of Class B Common Stock
10.1	Amendment dated January 8, 2014 to the Employment Agreement dated November 8, 2011 between the Company and Nickolas W. Jekogian
10.2	Amendment dated January 8, 2014 to the Employment Agreement dated November 8, 2011 between the Company and Alexander Ludwig

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL REALTY CORPORATION

Date: January 14, 2014	By:	/s/ Alexander Ludwig
Alexander Ludwig
President

EXHIBITS

Exhibit No.	Description

4	Warrant issued January 8, 2014 to Nickolas W. Jekogian to purchase 1,700,000 shares of Class B Common Stock

10.1	Amendment dated January 8, 2014 to the Employment Agreement dated November 8, 2011 between the Company and Nickolas W. Jekogian

10.2	Amendment dated January 8, 2014 to the Employment Agreement dated November 8, 2011 between the Company and Alexander Ludwig